Exhibit 1.01 Conflict Minerals Report

I.	Introduction

Arctic Cat Inc. (Arctic Cat) is a manufacturer of sport and recreational off-highway vehicles, such as snowmobiles and all-terrain vehicles, as well as related parts, lubricants, garments and accessories. Only certain goods that Arctic Cat manufactures require procurement of components that use tin, tantalum, tungsten, and/or gold (3TG) and would be considered Covered Products. While our Covered Products incorporate parts and/or assemblies fabricated from 3TG metals, Arctic Cat does not source 3TG directly from mines or from smelters or refiners. The materials, subassemblies and other items incorporated into our Covered Products that we have reason to believe may contain 3TG are acquired from a large number of unaffiliated suppliers.

II.	Management Systems

Arctic Cat’s Conflict Minerals Program includes the following established systems and controls.

1.	Conflict Minerals Policy which is communicated to the supply chain and available on the supplier portal.

2.	Internal Conflict Minerals Team: a cross-functional team that provides oversight and guides the business team concerning the Conflict Minerals Program requirements.

3.	An established grievance system that is located on the Arctic Cat Corporate website.

4.	Records are maintained relating to Conflict Minerals including but not limited to risk assessments, supplier survey responses, and correspondence per applicable record retention policies.

5.	Participation in Twin Cities Conflict Minerals Task Force.

6.	Conflict Minerals Report which is publically available on Arctic Cat’s website.

III.	Reasonable Country of Origin Inquiry (RCOI)

Arctic Cat identified and assessed the risk in the supply chain and made a good faith effort to perform its RCOI by expanding the scope of this review in 2014. The scope included 97% of Arctic Cat’s largest direct suppliers based upon spend. Within this supplier group, Arctic Cat identified those suppliers that provide components (including materials, subassemblies or other items) that possibly contain 3TG. The increased scope resulted in a larger number of suppliers to be considered as compared to last year.

Suppliers identified as possibly providing 3TG components to Arctic Cat were surveyed and were asked to provide answers to the Electronic Industry Citizenship Coalition-Global e-Sustainability Initiative (EICC-GeSI) Conflict Minerals Common Reporting Template. The EICC-GeSI Conflict Minerals Common Reporting Template is regarded as the most common reporting tool for conflict minerals content and sourcing information worldwide, developed by several of the world’s leading consumer electronics companies. At the time of this report, Arctic Cat has received responses from 54% of the direct suppliers surveyed. Although the percent response is down from last year, because of the increased scope of suppliers surveyed, the actual number of responses increased from last year. If suppliers did not provide a response, an escalation process was initiated and follow up requests were sent. Arctic Cat reviewed the responses received from suppliers for completeness and consistency and, in certain cases suppliers were required to provide corrections and clarifications to their initial responses.

As such, Arctic Cat believes the risk assessment and RCOI process were reasonably designed and performed in good faith.

IV.	Design of Due Diligence Framework

Arctic Cat designed its due diligence framework in conformity with nationally and internationally recognized due diligence frameworks, specifically, the five step framework of OECD (2013), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, OECD.

V.	Due Diligence Measures Undertaken

The design of our due diligence process conforms to Step 3 and (to the extent necessary at this time) Step 4 of the OECD Guidance as applicable to our circumstances and position in the supply chain as a “downstream” company with little to no direct influence on smelters/refiners.

Arctic Cat engaged with a third party service to assist with the comparison of smelters and refiners identified by suppliers to the CFSI lists of validated conflict free and verified facilities and the US Department of Commerce “Reporting Requirements Under Section 1502(d)(3)(C) of the Dodd-Frank Act World-Wide Conflict Mineral Processing Facilities” (http://www.ita.doc.gov/td/forestprod/DOCConflictMineralReport.pdf) and conducted supplemental research on smelters and refiners when necessary.

Additional due diligence measures performed include, but are not limited to, the following:

•	Reporting to senior management on direct suppliers’ responses to our conflict minerals information requests, including updates on monitoring and tracking corrective action and risk mitigation efforts (where applicable);

•	Communicating our policy on Conflict Minerals to direct suppliers;

•	Continuing to provide awareness concerning the commitments and requirements expected of our suppliers with respect to Conflict Minerals in the supply chain, supported by email and phone dialogues;

•	Encouraging suppliers to develop policies on Conflict Minerals and to mitigate risk of inclusion of Conflict Minerals in the supply chain;

•	Developing a risk mitigation plan that allows for continued trade with a supplier during the supplier’s risk mitigation efforts;

•	Supporting the development and implementation of independent third party audits of smelter/refiner’s sourcing through our policy and procurement practices that encourage suppliers to purchase materials from audited smelters/refiners.

VI.	Facilities Used to Process 3TG & Countries of Origin

Arctic Cat identified the following smelters/refiners that have achieved Conflict Free designation by the Conflict Free Smelter Initiative (CFSI) or an audit program with which CFSI has mutual recognition, are actively in the process of obtaining the designations, or for which we independently obtained country of origin information:

Gold	Advanced Chemical Company
Gold	Aida Chemical Industries Co. Ltd.
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Córrego do Sítio Minerção
Gold	Argor-Heraeus SA
Gold	Asahi Pretec Corporation
Gold	Asaka Riken Co Ltd
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Aurubis AG
Gold	Baiyin Nonferrous Group Co.,Ltd.
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Bauer Walser AG
Gold	BHP Billiton
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	Caridad
Gold	Cendres + Métaux SA
Gold	Chimet S.p.A.
Gold	China Gold International Resources Corp. Ltd.
Gold	China National Gold Group Corporation
Gold	China Nonferrous Metal Mining (Group) Co., Ltd.
Gold	Chugai Mining
Gold	Codelco
Gold	Colt Refining
Gold	Daejin Indus Co. Ltd
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Do Sung Corporation
Gold	Doduco
Gold	Dowa Mining Co., Ltd.
Gold	Eco-System Recycling Co., Ltd.
Gold	Eldorado Gold Corporation
Gold	ESG Edelmetall-Service GmbH & Co. KG
Gold	Faggi S.p.A.
Gold	FSE Novosibirsk Refinery

Gold	Gansu Seemine Material Hi-Tech Co Ltd
Gold	Guangdong Jinding Gold Limited
Gold	Guangdong Mingfa Precious Metals Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Harmony Gold Mining Company Limited
Gold	Heimerle + Meule GmbH
Gold	Heraeus Ltd. Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	Hwasung CJ Co. Ltd
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited
Gold	Japan Mint
Gold	Johnson Matthey Inc
Gold	Johnson Matthey Ltd
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kazakhmys plc
Gold	Kazzinc Inc.
Gold	Kennecott Utah Copper LLC
Gold	Kojima Chemicals Co., Ltd
Gold	Korea Metal Co. Ltd
Gold	Kyrgyzaltyn JSC
Gold	L’ azurde Company For Jewelry
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.
Gold	LS-NIKKO Copper Inc.
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd
Gold	Metalor Technologies (Singapore) Pte. Ltd.
Gold	Metalor Technologies (Suzhou) Co Ltd
Gold	Metalor Technologies SA
Gold	Metalor USA Refining Corporation
Gold	Met-Mex Peñoles, S.A.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.
Gold	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co. LTD
Gold	Ohio Precious Metals, LLC
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)

Gold	PAMP SA
Gold	Penglai Penggang Gold Industry Co Ltd
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Précinox SA
Gold	Rand Refinery (Pty) Ltd
Gold	Royal Canadian Mint
Gold	Sabin Metal Corp.
Gold	SAMWON METALS Corp.
Gold	SEMPSA Joyería Platería SA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd
Gold	So Accurate Group, Inc.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	Super Dragon Technology Co., Ltd.
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	The Great Wall Gold and Silver Refinery of China
Gold	The Refinery of Shandong Gold Mining Co. Ltd
Gold	Tokuriki Honten Co., Ltd
Gold	Torecom
Gold	Umicore Brasil Ltda
Gold	Umicore Precious Metals Thailand
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi SA
Gold	Western Australian Mint trading as The Perth Mint
Gold	Yamamoto Precious Metal Co., Ltd.
Gold	Yokohama Metal Co Ltd
Gold	Yunnan Copper Industry Co Ltd
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Zijin Mining Group Co. Ltd
Tantalum	AMG Advanced Metallurgical Group
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	Conghua Tantalum and Niobium Smeltry
Tantalum	Duoluoshan Sapphire Rare Metal Co., Ltd.
Tantalum	Ethiopian Minerals Development Share Company
Tantalum	Exotech Inc.
Tantalum	F&X Electro-Materials Ltd.
Tantalum	Gannon & Scott
Tantalum	Global Advanced Metals Aizu
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.

Tantalum	H.C. Starck Co., Ltd.
Tantalum	H.C. Starck GmbH Goslar
Tantalum	H.C. Starck Inc.
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Hi-Temp Specialty Metals, Inc.
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	KEMET Blue Metals
Tantalum	Kemet Blue Powder
Tantalum	King-Tan Tantalum Industry Ltd
Tantalum	LSM Brasil S.A.
Tantalum	Metallurgical Products India (Pvt.) Ltd.
Tantalum	Mitsui Mining and Smelting Co., Ltd.
Tantalum	Molycorp Silmet A.S.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	Plansee SE Liezen
Tantalum	Plansee SE Reutte
Tantalum	RFH Tantalum Smeltry Co., Ltd
Tantalum	Taki Chemicals
Tantalum	Telex
Tantalum	Ulba
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd
Tantalum	Zhuzhou Cement Carbide
Tin	Alpha
Tin	Chengfeng Metals Co Pte Ltd
Tin	China Rare Metal Materials Company
Tin	China Tin Group Co., Ltd.
Tin	CNMC (Guangxi) PGMA Co. Ltd.
Tin	Colonial Metals, Inc
Tin	Complejo Metalurgico Vinto S.A.
Tin	Cooper Santa
Tin	CV Gita Pesona
Tin	CV Makmur Jaya
Tin	CV Nurjanah
Tin	CV United Smelting
Tin	EFD INC.
Tin	Electroloy Metal Pte
Tin	Empresa Metallurgica Vinto
Tin	ESG Edelmetall-Service GmbH & Co. KG
Tin	Feinhutte Halsbrucke GmbH
Tin	Fenix Metals

Tin	Foshan Nanhai Tong Ding Metal Company. Ltd.
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.
Tin	Gejiu Zi-Li
Tin	Gold Bell Group
Tin	Heraeus Materials Technology GmbH & Co. KG
Tin	Huichang Jinshunda Tin Co. Ltd
Tin	Hyundai-Steel
Tin	Japan New Metals Co., Ltd.
Tin	Jean Goldschmidt International SA
Tin	Jiangxi Nanshan
Tin	Kai Unita Trade Limited Liability Company
Tin	Kovohutě Příbram
Tin	Linwu Xianggui Smelter Co
Tin	Magnu’s Minerais Metais e Ligas LTDA
Tin	Malaysia Smelting Corporation (MSC)
Tin	Materials Eco-Refining CO.,LTD
Tin	Melt Metais e Ligas S/A
Tin	Metallo Chimique
Tin	Mineração Taboca S.A.
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Poongsan Corporation
Tin	POSCO
Tin	PT Alam Lestari Kencana
Tin	PT Bangka Putra Karya
Tin	PT Bangka Timah Utama Sejahtera
Tin	PT Bangka Tin Industry
Tin	PT BilliTin Makmur Lestari
Tin	PT Bukit Timah
Tin	PT DS Jaya Abadi
Tin	PT HP Metals Indonesia
Tin	PT Justindo
Tin	PT Koba Tin
Tin	PT Mitra Stania Prima
Tin	PT Pelat Timah Nusantara Tbk
Tin	PT Refined Banka Tin
Tin	PT Sariwiguna Binasentosa

Tin	PT Stanindo Inti Perkasa
Tin	PT Sumber Jaya Indah
Tin	PT Tambang Timah
Tin	PT Timah (Persero), Tbk
Tin	PT Tinindo Inter Nusa
Tin	PT Yinchendo Mining Industry
Tin	RUI DA HUNG
Tin	Senju Metal Industry Co., Ltd.
Tin	SGS
Tin	Soft Metais, Ltda.
Tin	Technic Inc.
Tin	Thaisarco
Tin	White Solder Metalurgia e Mineração Ltda.
Tin	Xianghualing Tin Co., Ltd.
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.
Tungsten	A.L.M.T. Corp.
Tungsten	Beijing Tian-Long Tungsten & Molybdenum Co., Ltd.
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Golden Egret Special Alloy Co. Ltd
Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.
Tungsten	H.C. Starck GmbH
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Tungsten Industry Group Co Ltd
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Malipo Haiyu Tungsten Co., Ltd.

Tungsten	North American Tungsten
Tungsten	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	Voss Metals Company, Inc.
Tungsten	Wolfram Bergbau und Hütten AG
Tungsten	Wolfram Company CJSC
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.

Countries of origin identified for facilities listed above:

Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bermuda, Bolivia, Burundi, Brazil, Canada, Chile, China, Democratic Republic of Congo, Estonia, Ethiopia, France, Germany, Ghana, Greece, Guinea, Guyana, Hong Kong, Indonesia, India, Italy, Japan, Kazakhstan, Kyrgyzstan, Laos, Malaysia, Mali, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Niger, Nigeria, Netherland, Papua New Guinea, Peru, Philippines, Poland, Portugal, Romania, Rwanda, Russia, Saudi Arabia, Singapore, South Africa, South Korea, Spain, Sierra Leone, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, United Arab Emirates, United Kingdom, United States, Uzbekistan, Vietnam, Zambia, Zimbabwe.

The following facilities were validated as smelters/refiners used by our suppliers, but country of origin information was not available. We continue to engage with our suppliers to determine the source of 3TG processed at the following facilities and to engage in efforts to determine the mine or location of origin of the 3TG used with greater specificity.

Gold	CCR Refinery – Glencore Canada Corporation
Gold	Heraeus Materials Technology GmbH & Co. KG
Gold	Hunan Chenzhou Mining Group Co., Ltd.
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Schöne Edelmetaal B.V.
Gold	Shandong Gold Mining Co., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd
Gold	Umicore SA Business Unit Precious Metals Refining
Tantalum	H.C. Starck Smelting GmbH & Co.KG
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., LTD
Tantalum	Solikamsk Metal Works
Tin	CV Gita Pesona
Tin	EFD INC.
Tin	ESG Edelmetall-Service GmbH & Co. KG
Tin	Japan New Metals Co., Ltd.
Tin,
Tantalum,
Tungsten*	JX Nippon Mining & Metals Co., Ltd.*
Tin*	Mitsui Mining and Smelting Co., Ltd.*

Tin	OMSA
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Fang Di MulTindo
Tin	PT Inti Stania Prima
Tin	PT Karimun Mining
Tin	PT Panca Mega Persada
Tin	PT Seirama Tin investment
Tin	PT Tommy Utama
Tin	TongLing Nonferrous Metals Group Holdings Co., Ltd.
Tin	Umicore SA Business Unit Precious Metals Refining
Tin	VQB Mineral and Trading Group JSC
Tin (Sn)	Yunnan Tin Company Limited
Tungsten	ABS Industrial Resources Ltd
Tungsten	ATI Metalworking Products
Tungsten	Ganxian Shirui New Material Co., Ltd.
Tungsten	Jiangxi Richsea New Materials Co., Ltd.
Tungsten	Sumitomo Metal Mining Co., Ltd.

*	Facility has obtained a conflict free audit for a metal other than the one(s) listed.

Pursuant to our RCOI, some suppliers disclosed to us that recycled or scrap sources of 3TG were identified in their supply chains and do not require due diligence. As such, countries of origin of these recycled or scrap sources may not be included in the foregoing list.

VII.	Product Determination

Based on inconclusive data obtained from direct suppliers for the 2014 Reporting Period, Arctic Cat does not have sufficient information to make a definitive determination of the country of origin of all 3TG necessary to functionality or production of the Covered Products. Material source information is still developing. However, Arctic Cat received no information from our RCOI or due diligence processes indicating that the tin, tantalum, tungsten or gold necessary to functionality or production of the Covered Products directly or indirectly financed or benefitted armed groups in the DRC or adjoining countries. The DRC was only identified by suppliers as a country of origin of 3TG processed at facilities achieving Conflict Free designation.

VIII.	Independent Private Sector Audit (IPSA)

Not required for calendar year 2014.